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EXHIBIT 10.30

                                    AGREEMENT

          AGREEMENT, effective as of September 1, 2001 (the "Agreement") among Steven R. Schwarz ("Executive"), Vicki Schwarz ("Spouse"), United Stationers Inc. (the "Company") and United Stationers Supply Co. ("Supply").

          WHEREAS, the Executive, the Company and Supply are parties to an Employment Agreement, dated as of June 1, 1997, pursuant to which the Company and Supply have employed the Executive as Executive Vice President (the "Employment Agreement");

          WHEREAS, the parties desire to terminate the Employment Agreement and Executive's employment with the Company and Supply; and

          WHEREAS, the parties desire that certain provisions of the Employment Agreement, as amended hereby, remain in full force and effect, as set forth in this Agreement;

          NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, promises set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Executive, Spouse, the Company and Supply hereby agree as follows:

     1. TERMINATION: The Executive hereby resigns from his employment with the Company and Supply as of the date of this Agreement (the "Termination Date"). Executive agrees that through and including the Termination Date, Executive has used all accrued vacation time that the Executive was entitled to take through such date. Executive further agrees to and does hereby resign effective as of the Termination Date from any other appointments or positions which he may hold with the Company or any of its direct or indirect subsidiaries, including without limitation, his position as an officer or director of the Company and each of its direct or indirect subsidiaries. Executive agrees to execute all further documents which the Company may request of him to effectuate such resignations.

     2. TERMINATION PAYMENT: (a) In connection with such termination of employment and the execution of this Agreement, the Executive will be paid the amount of $1,442,196, which is equal to two times the sum of (i) the Executive's current base salary of $400,000 per year, plus (ii) the Executive's 2000 bonus of $321,098 payable under the Company's Management Incentive Plan (hereinafter "Severance Amount"). The Severance Amount will be paid in equal semi-monthly installments over two years, beginning as of September 1, 2001 and ending on September 1, 2003. In each case, payments will be made less any applicable deductions or other amounts to be withheld.

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          (b) Until the earlier of September 1, 2003 or the time Executive receives at least equivalent coverage (determined on a coverage by coverage basis) from or in connection with a subsequent employer, Executive will be entitled to health care coverage for himself, his spouse and his eligible dependents under the group health plan as in effect from time to time and group term life insurance (currently in the coverage amount of $1,000,000) under the same terms as though the Executive were still an employee. Notwithstanding the prior sentence, if Executive is precluded from continuing participation in any such program or arrangement, or if his Spouse and/or his eligible dependents are precluded from coverage under any such plan or arrangement due to the fact that Executive is no longer an employee of the Company and/or Supply, Executive shall be provided with the after-tax economic equivalent of the benefits to be provided under such plan or arrangement in which he, his Spouse and/or his eligible dependents are unable to participate until the time such coverage would have ended pursuant to the preceding sentence. Such after-tax economic equivalent payment (determined by the Company as the lowest cost that would be incurred by Executive in obtaining a comparable benefit on a non-group basis) will be made quarterly in advance.

          (c) To the extent permitted by the Company's group health plan as in effect from time to time and any insurers of such plan (other than limitations imposed unilaterally by such insurers as a result of any bad faith actions aimed at Executive taken by the Company or Supply), the Company or Supply will provide health care coverage under the group health plan as in effect from time to time after the entitlement to group health coverage under subsection (b) expires to the Executive until he reaches age 65, his Spouse until she reaches age 65 and each of his eligible dependents until such eligible dependent reaches age 21. To receive such coverage, the COBRA premium amount (as determined under Section 4980B(f)(4) of the Internal Revenue Code of 1986, as amended through the date hereof) as determined by the Company must be paid on an annual basis in advance by the Executive, Spouse and eligible dependents, as applicable.

          (d) Effective as of the date hereof, subject to the foregoing, all benefits under all other Company plans, programs and/or arrangements will terminate, except that Executive will be entitled to his vested benefits under the United Stationers Pension Plan, the United Stationers Inc. 401(k) Savings Plan and United Stationers Supply Co.'s Deferred Compensation Plan and may have continuation or conversion rights under the voluntary contributory term life insurance and accident insurance. Executive agrees that the review of such insurance coverage, and any action to continue, or exercise conversion rights in respect of, such coverage is his sole responsibility and that neither the Company nor any direct or indirect subsidiary thereof shall have any liability or responsibility to Executive in connection therewith.

          (e) The Company also agrees to reimburse Executive within thirty days of the Termination Date, amounts owed for business related expenses that were incurred by the Executive in accordance with the reimbursement policy of the Company.

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     3.   OPTIONS: All vested options held by the Executive for the purchase of the Company's common stock will remain vested and exercisable in accordance with their terms until expiration under the respective stock option agreements under which they were granted (including the termination of employment provisions thereof), at which time they will lapse and be of no further force or effect, except to the extent previously exercised. The Executive's date of termination of employment for purposes of determining vesting and expiration under such stock option grants shall be the date of this Agreement. The Executive acknowledges and agrees that options to purchase 503,600 shares of Company common stock have not vested and will lapse and be of no further force or effect as of the date hereof and, other than vested stock options held by the Executive on the date of this Agreement (and only to the extent of the respective terms thereof), Executive shall have no further right with respect to any options or other equity-based compensation award of the Company.

          Executive acknowledges and agrees that he will remain an "affiliate" of the Company for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended, for a period of three months following termination of his employment and that, prior to any sale of any Company common stock, he must otherwise comply with the requirements of Rule 144. In addition Executive acknowledges that he will not buy or sell any securities of the Company during any period in which he is privy to material information not generally disclosed to the public.

     4. RETURN OF ITEMS AND DOCUMENTS: Executive agrees that he will return to the Company, not later than 24 hours following the execution of this Agreement, all Company property, including but without limitation, (I) the automobile leased for his use by the Company; (2) the computer, cellular telephone, pager, dicta-phone, and all other business equipment provided for his use by the Company; and (3) all originals and all copies of documents, notes, computer discs, tapes or other tangible information of any sort which he has in his possession or under his custody or control that are the property of the Company or any of its direct or indirect subsidiaries or that relate in any manner to his duties at the Company or Supply, which are not otherwise available to the public, and will not retain any copies of such matter. The materials required to be returned pursuant to this paragraph 4(3) shall not include personal correspondence that does not relate to the Company, its direct or indirect subsidiaries or any of its businesses.

     5. WITHHOLDING: The payments and benefits set forth in paragraph 2 and 3 shall be subject to applicable federal, state and local withholding taxes and to any withholding that would be applicable were Executive an employee of the Company. Executive agrees that, to the extent that any individual Federal or State taxes of any kind may be due as a result of any such payment to Executive, Executive shall be solely responsible for such taxes and wilt indemnify, defend, and hold harmless the Company and Supply in the event there is any claim against the Company and/or Supply for such taxes.

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     6.   GENERAL RELEASE AND COVENANT NOT TO SUE:

          (a) The Executive and Spouse, on behalf of themselves, their attorneys, heirs, executors, administrators and assigns (together the "Executive Parties"), hereby generally release and forever discharge the Company, Supply and their respective predecessors, successors, assigns, parents, subsidiaries and affiliates and their respective past and present shareholders, directors, officers, employees, agents, representatives, principals, insurers and attorneys (together the "Company Parties") from any and all claims, demands, liabilities, suits, damages, losses, expenses, attorneys' fees, obligations or causes of action, known or unknown of any kind and every nature whatsoever, and whether or not accrued or matured, which any of them may have, arising out of or relating to (A) any transaction, dealing, relationship, conduct, act or omission, or any other matters or things occurring or existing at any time prior to and including the Termination Date, including but not limited to the Executive's employment by the Company or Supply or his services as an officer or employee of the Company or its direct or indirect subsidiaries, or otherwise relating to the termination of such employment or services, and any claim against the Company or Supply based on, relating to or arising under wrongful discharge, breach of contract (whether oral or written), tort, fraud, defamation, negligence, promissory estoppel, Title VII of the Civil Rights Act of 1964, as amended, any other civil or human rights law, Americans With Disabilities Act, Employee Retirement Income Security Act of 1974, as amended, or any other Federal, State or local law relating to employment or discrimination in employment or otherwise, PROVIDED, HOWEVER, that such General Release will not limit or release (i) Executive s rights under this Agreement (including hut not limited to the provisions of the Employment Agreement incorporated herein), (ii) Executive's rights to indemnification from the Company in respect of his services as an officer or director of the Company or any of its direct or indirect subsidiaries as provided by law or the Certificate of Incorporation or Bylaws (or like constitutive documents) of the Company or any direct or indirect subsidiary thereof, or (iii) except as set forth herein, Executive's contractual rights under any Stock Option Agreement that is in effect with respect to Stock Options that have been granted to Executive prior to the Termination Date. The Executive and Spouse, on behalf of themselves and the Executive Parties, hereby covenant forever not to assert, file, prosecute, commence or institute (or sponsor or purposely facilitate any person in connection with the foregoing) any complaint or lawsuit or any legal, equitable or administrative proceeding of any nature, against any of the Company Parties in connection with any matter released in this paragraph 6, and represent and warrant that no other person or entity has initiated or, to the extent within his or her control, will initiate any such proceeding on his, her or their behalf.

          (b) The Company, on its own behalf and on behalf of the Company Parties, hereby generally release and forever discharge the Executive Parties from any and all claims, demands, liabilities, suits, damages, losses, expenses, attorneys' fees, obligations or causes of action, known or unknown of any kind and every nature whatsoever, and whether or not accrued or matured, which any of them may have, arising

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out of or relating to any transaction,dealing, relationship, conduct, act or omission, or any other matters or things occurring or existing at any time prior to and including the Termination Date, including but not limited to the Executive's employment by the Company or Supply or his services as an officer or employee of the Company or its direct or indirect subsidiaries, or otherwise relating to the termination of such employment or services; PROVIDED, HOWEVER, that such General Release will not limit or release (i) the Company's or Supply's rights under this Agreement including those provisions of the Employment Agreement incorporated herein by reference, as amended hereby, (ii) the Company's or Supply's rights against Executive with respect to any fraudulent or criminal activity or (iii) the Company's rights under any Stock Option Agreement that is in effect with respect to stock options that have been granted to Executive prior to the Termination Date. The Company, on behalf of itself and the Company Parties, hereby covenants forever not to assert, file, prosecute, commence or institute (or sponsor or purposely facilitate any person in connection with the foregoing) any complaint or lawsuit or any legal, equitable or administrative proceeding of any nature, against any of the Executive Parties in connection with any matter released in this paragraph 6, and represents and warrants that no other person or entity has initiated or will initiate any such proceeding on their behalf.

     7. NON-DISPARAGEMENT: (a) Executive and Spouse shall not, directly or indirectly, make or cause to be made and shall cause the officers, directors, employees, agents and representatives of any entity or person controlled by Executive or Spouse not to make or cause to be made, any disparaging, denigrating, derogatory or other negative, misleading or false statement orally or in writing to any person or entity, including members of the investment community, press, and customers, competitors and advisors to the Company or Supply, about the Company, Supply, its or their respective parents, subsidiaries or affiliates, its or their respective officers or members of its or their Boards of Directors, or the business strategy or plans, policies, practices or operations of the Company or Supply, or of its or their respective parents, subsidiaries or affiliates. Executive acknowledges and agrees that any written or oral contacts with customers or suppliers of the Company on behalf of the Company shall be made by Executive in good faith in accordance with the terms of this Section 7(a) and in the best interest of the Company and its subsidiaries.

          (b) The Company and Supply shall not, directly or indirectly, make or cause to be made and shall cause the officers, directors, employees, agents and representatives of any entity or person controlled by the Company or Supply not to make or cause to be made, any disparaging, denigrating, derogatory or other negative, misleading or false statement orally or in writing to any person or entity about the Executive. In addition, the Company and Supply agree that, upon request, they shall cause their respective officers, directors and employees to provide references to potential employers on behalf of the Executive that are not disparaging, denigrating, derogatory, negative or false, and shall negotiate in good faith with Executive a mutually agreeable response to those requests.

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     8.   STANDSTILL: Executive agrees that, for a period of two years from the date of this Agreement, neither Executive, Spouse nor any of Executive's or Spouse's affiliates will (or will cause or assist others to), without the prior written consent of the Company or its Board of Directors: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, more than 1.0% of the voting securities or direct or indirect rights to acquire more than 1.0% of the voting securities of and issued by, the Company or direct or indirect any parent or subsidiary thereof, or of any Successor (as defined below), or any assets of the Company or any parent or direct or indirect subsidiary or division thereof or of any such Successor, which may be outstanding on the date hereof or subsequently issued during such two year period; (ii) make or any in way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the Securities Exchange Commission) to vote or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company (or any parent or direct or indirect subsidiary thereof); (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company (or any parent or direct or indirect subsidiary thereof) or its (or their) securities or assets; (iv) form, join or in any way participate in a "group" (as defined in Section l3(d)(3) of the Securities Exchange Act of 1934, as amended) in connection with any of the foregoing; (v) otherwise act, alone or in concert with others, to seek control or influence the management, Board of Directors or policies of the Company (or any parent or direct or indirect subsidiary thereof); (vi) disclose any intention, plan or arrangement inconsistent with the foregoing; (vii) advise, assist or encourage any other persons in connection with any of the foregoing, or (viii) contact, discuss with, make comments to or otherwise provide information to, any analysts, major stockholders, reporters or other members of the media respecting the Company (or its parents or direct or indirect subsidiaries), or its (or their) plans. Executive and Spouse also agree during such period not to request the Company or any of its representatives, directly or indirectly, to amend or waive any provision of this paragraph (including this sentence) or take any action which might require the Company to make a public announcement regarding the possibility of an extraordinary transaction involving the Company or its securities or assets. Notwithstanding the foregoing, Executive and Spouse shall be entitled to receive and own all securities distributed in respect of, or issued in exchange for, any voting securities owned by them which were not acquired in violation of this Agreement. As used herein, "Successor" shall mean any entity which in a transaction succeeds to substantially all of the Company's assets or which acquires substantially all of its stock so long as, in either case, holders of a majority of the Company's voting securities immediately prior to such transaction beneficially own a majority of the voting securities of such entity immediately thereafter.

     9. COOPERATION: Executive agrees to cooperate with the Company as reasonably directed by the Company by responding to questions, depositions, administrative proceedings and court hearings, executing documents, and cooperating with the Company and its accountants and legal counsel with respect to business issues,

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and/or claims and litigation of which he has personal or corporate knowledge.
Executive further agrees, except as required by subpoena or other applicable legal process (after the Company has been given reasonable notice and opportunity to seek relief from such requirement) to maintain, in strictconfidence, any information of which he has knowledge regarding current and/or future claims, administrative proceedings and litigation. Executive agrees,except as required by subpoena or other applicable legal process (after the Company has been given reasonable notice and opportunity to seek relief from such requirement) not to communicate with any party(ies), their legal counsel or others adverse to the Company, Supply and/or any of their direct or indirect subsidiaries in any such claims, administrative proceedings or litigation except through the Company's designated legal counsel. Executive also shall make himself available at reasonable times and upon reasonable notice to answer questions or provide other information within his possession and requested by the Company relating to the Company, its subsidiaries and/or their respective operations in order to facilitate the smooth transition of Executive's duties to his successor. The Company shall reimburse Executive for any documented out-of-pocket expenses, including but not limited to reasonable legal fees, reasonably incurred by Executive in complying with this paragraph 9. To the extent Executive's services are required pursuant to this paragraph for any extended period, the Company will pay to Executive a per diem amount calculated based on Executive's annual base salary in effect immediately prior to the Termination Date.

     10. MAIL: The Company may open and answer, and authorize others to open and answer, all mail, communications, and other correspondence addressed to Executive at the Company, Supply or any of their respective direct or indirect subsidiaries (excluding any such mail, communications or correspondence clearly marked "personal and confidential"), and Executive shall promptly refer to the Company all inquiries, mail, communications, and correspondence received by him relating to the Company, Supply or any of their respective direct or indirect subsidiaries or to Executive's employment with the Company, Supply or any of their respective direct or indirect subsidiaries. If any such mail, communications or correspondence received by the Company includes any threat of any claim against Executive personally, the Company shall promptly notify Executive thereof.

     11. NOTICES: Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, addressed to the Board of Directors, the Company and Supply at the Company's then principal office,or to the Executive at the address set forth on the signature page hereof, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this paragraph
11.  Notices shall be deemed given when received.

     12. CERTAIN ACKNOWLEDGMENTS: Executive and Spouse acknowledge that before entering into this Agreement they have had the opportunity to consult with any attorney or other advisor of their choice, and have done so, and have not relied in

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connection herewith on legal counsel for the Company. Executive and Spouse acknowledge that they have entered into this Agreement of their own free will, and that no promises or representations have been made to them by any person to induce them to enter into this Agreement other than the terms expressly set forth herein.

     13. REPRESENTATIONS BY THE COMPANY AND SUPPLY: Each of the Company and Supply represents and warrants to Executive that (i) it has the corporate power and authority to enter into this Agreement and to carry out its respective obligations hereunder; (ii) the execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company or Supply, as appropriate; and (iii) this Agreement is a valid and binding obligation of each of the Company and Supply, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally.

     14. PRIOR AGREEMENTS: WITH THE EXCEPTION OF CERTAIN PROVISIONS OF THE EMPLOYMENT AGREEMENT TO WHICH PARAGRAPH 15 OF THIS AGREEMENT SPECIFICALLY REFERS AND THE PROVISIONS OF ANY STOCK OPTION AGREEMENT THAT IS IN EFFECT WITH RESPECT TO STOCK OPTIONS THAT HAVE BEEN GRANTED TO EXECUTIVE PRIOR TO THE TERMINATION DATE, this Agreement replaces the whole of all agreements and understandings of any sort or character between the parties concerning the subject matter of this Agreement and any other dealings between the parties, and supersedes all prior negotiations, discussions, or agreements of any sort whatsoever relating to the subject matter hereof or any claims that might have ever been made by one party against any opposing party to this Agreement. There are no representations, agreements, or inducements except as set forth expressly and specifically in this Agreement. Further, except as expressly set forth herein, all prior employment contracts, if any, between the parties are superseded by this Agreement. THERE ARE NO UNWRITTEN, ORAL, OR VERBAL UNDERSTANDINGS, AGREEMENTS, OR REPRESENTATIONS OF ANY SORT WHATSOEVER, IT BEING STIPULATED THAT THE RIGHTS OF THE PARTIES SHALL BE GOVERNED EXCLUSIVELY BY THIS AGREEMENT.

     15. SURVIVAL OF OTHER EMPLOYMENT AGREEMENT PROVISIONS: The provisions of Employment Agreement Sections 12, 13, 14, and 21, which are attached hereto and incorporated herein by reference, shall survive the Termination Date and shall continue in full foree and effect; PROVIDED, HOWEVER, that Section 13(c) shall be amended by adding the letter "(A)" immediately following the word "indirectly," and before the word "solicit" and adding the following to the end of such sentence:

     1. "or (B) hire or employ, or encourage any person affiliated (by means of employment, partnership, ownership or otherwise) with the Executive to

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     hire or employ, any person who is employed by the Company, Supply or any of their subsidiaries; PROVIDED, HOWEVER, that the foregoing limitation will not apply to employees of the Company, Supply or any of their subsidiaries who terminated their employment from the Company, Supply or any of their subsidiaries before July 8, 2001."

For purposes of the preceding sentence, the terms "hire or employ" shall include by any means, direct or indirect, including, without limitation, as a consultant, advisor or agent. Executive affirms and acknowledges his obligations of confidentiality and his obligations not to compete with the Company or its direct or indirect subsidiaries or to solicit any employee of Company or its direct or indirect subsidiaries or their customers as set forth in Sections 12 and 13 (as amended hereby) respectively of the Employment Agreement. Except as specifically described herein, all of Executive's rights and obligations under the Employment Agreement are extinguished upon the effectiveness of this Agreement.

     16. MODIFICATION: This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

     17. MATERIAL BREACH. Without limiting any rights on the part of the Company and/or Supply with respect to the breach by Executive of any other provision of this Agreement, any breach on the part of Executive and/or Spouse, if applicable, of any provision of paragraphs 7, 8 , 9 or 10, or any breach by Executive of any provision of Section 12 or 13 of the Employment Agreement (which provisions survive the execution and delivery of this Agreement and are incorporated into this Agreement pursuant to paragraph 15, to the extent amended hereby), is stipulated to be a material breach of this Agreement and, upon the good faith determination of such a breach hereunder by the Board of Directors of the Company, entitles the Company and/or Supply upon written notice ("Notice of Breach") to the Executive delineating the details of such alleged breach and after giving the Executive 30 days thereafter in which to cure the same and, Executive has failed to do so to the reasonable satisfaction of the Board of Directors of the Company, to immediately stop any payments or benefits due to Executive under this Agreement and/or to pursue any relief to which the Company and/or Supply may be entitled; PROVIDED, HOWEVER, if a court of competent jurisdiction determines by its final and appealable order that Executive did not materially breach the referenced provisions of this Agreement or the Employment Agreement as delineated by the Company or Supply in the Notice of Breach, the Company shall upon demand of the Executive, immediately pay to Executive two times the amount of all sums so withheld calculated from the date such withholding began until paid, together with an amount equal to Executive's fees for attorneys incurred by Executive in connection with any such proceeding.

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     18.  COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Any counterpart of this Agreement that has attached to it separate signature pages which together contain the signature of all parties hereto shall for all purposes be deemed a fully executed original. Facsimile signatures shall constitute original signatures.

     19. SUCCESSORS AND ASSIGNS: All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Executive, other than by will or the laws of descent or distribution.

     20. SEVERABILITY: All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court or arbitrator of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

     21. INDEMNIFICATION: Executive and Spouse agree, warrant, and represent to the Company and Supply that Executive and Spouse have full express authority to settle all claims and demands that are the subject of paragraph 6 of this Agreement and that neither Executive nor Spouse has given or made any assignment to anyone, including Executive's or Spouse's family or legal counsel of any claims against any person or entity associated with the Company or any Company Parties. To the extent that any claim related to this Agreement may be brought by persons or entities claiming by, through, or under Executive, Spouse, their respective heirs, successors, or assigns, then Executive further agrees to indemnify, defend, and hold harmless the Company or any Company Party, its agents and its successors from any lawsuit, judgment, or settlement arising from such claims. Executive and Spouse further hereby assign to the Company all claims and causes of action covered by paragraph 6. Notwithstanding the foregoing, Executive shall be entitled to the benefits of the Company's Certificate of Incorporation and any applicable directors' and officers' insurance policy to the extent that such Certificate of Incorporation or policy covers acts or omissions on behalf of the Company or any of its subsidiaries in the Executive's capacity as an officer of the Company during any period covered thereby while Executive was an officer of the Company and for which Executive would be entitled to such indemnification or insurance coverage in accordance with the terms thereof or applicable law.

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     22.  INJUNCTION: Executive and Spouse hereby expressly acknowledge that any breach or threatened breach by either of them of any of their obligations set forth in paragraph 7 (Non-Disparagement), or any breach or threatened breach by Executive of Sections 12 or 13 of the Employment Agreement (the provisions of which shall survive the execution and delivery of this Agreement and which are incorporated herein, to the extent amended hereby), may result in significant and continuing injury and irreparable harm to the Company and Supply, the monetary value of which would be impossible to establish. Additionally, the Company hereby expressly acknowledges that any breach or threatened breach by the Company of any of its obligations under paragraph 7 (Non-Disparagement), may result in significant and continuing injury and irreparable harm to the Executive, the monetary value of which would be impossible to establish. Therefore, Executive and Spouse agree that the Company and Supply shall be entitled to injunctive relief in a court of appropriate jurisdiction with respect to such provisions, and the Company agrees that Executive shall be entitled to injunctive relief in a court of appropriate jurisdiction with respect to such provision, in each case as applicable. Attorneys' fees with respect to any action seeking injunctive relief shall be paid by the party against whom such relief is sought (if such action is successful) or by the party seeking such relief (if such action is unsuccessful). Executive and Spouse further agree that this provision is a material inducement to the Company and Supply entering into this Agreement.

     23. FACILITY OF PAYMENT: All cash payments to be made by the Company to or on behalf of Executive hereunder shall bean obligation of and made by Supply.

     24. CHOICE OF LAW: This Agreement, including but not limited to the provisions of the Employment Agreement that are incorporated herein, shall be governed by and construed in accordance with the laws of the State of Illinois (without giving effect to principles of conflict of laws).

     25. NO RIGHT TO ADDITIONAL COMPENSATION: Except as expressly provided in this Agreement, neither the Company, Supply or any of their respective predecessors, successors, assigns or affiliates shall have any further obligation to Executive or Spouse in connection with the Employment Agreement or Executive's employment by the Company, Supply or any of their respective direct or indirect subsidiaries, including but not limited to severance, compensation (including but not limited to deferred compensation, employment contracts, stock options, bonuses and commissions), health insurance, life insurance, disability insurance, club dues, vehicle allowances, vacation pay, sick pay and any similar obligations.

     26. NO ADMISSION: The parties agree that by entering into this Agreement, no party admits to having engaged in any unlawful, wrongful or unconscionable conduct, any such conduct being expressly denied.

     27. CONSTRUCTION: The parties agree that this Agreement was negotiated by the parties and shall not be construed against any party.

     28. PUBLIC ANNOUNCEMENT: The parties hereto agree that Executive shall be given prior notice of press releases or other public statements regarding the Executive's termination of employment with the Company and Supply and a commercially reasonable opportunity to review and comment on such statement; PROVIDED, HOWEVER, that nothing in this Section 28 shall limit the Company's and Supply's ability to issue any press release or public statement deemed in good faith by the Board of Directors of the Company necessary to comply with applicable law or the rules or regulations of any national stock exchange or interdealer quotation system on which the securities of the Company and/or Supply are then listed or traded.

            [The remainder of this page is intentionally left blank.]

          IN WITNESS WHEREOF, the Company and Supply have caused this Agreement to be executed in their respective corporate names by an officer thereof thereunto duly authorized, and Executive and Spouse have hereunto set their hands, as of the day and year first above written.

                                              UNITED STATIONERS INC.

                                              By: /s/ Susan Maloney Meyer
                                                 ------------------------------
                                              Name:
                                              Title:  SUSAN MALONEY MEYER
                                                      SENIOR VICE PRESIDENT
                                                        GENERAL COUNSEL,
                                                          AND SECRETARY
                                                   UNITED STATIONERS SUPPLY CO.

                                              By: /s/ Roy T. Helton
                                                 -------------------------------
                                              Name: Roy T. Helton
                                              Title: EVP/HR

                                                 /s/ Steven R. Schwarz
                                                 -------------------------------
                                                 Steven R. Schwarz

                                                 -------------------------------
                                                 Vicki Schwarz

          IN WITNESS WHEREOF, the Company and Supply have caused this Agreement to be executed in their respective corporate names by an officer thereof thereunto duly authorized, and Executive and Spouse have hereunto set their hands, as of the day and year first above written.

                                              UNITED STATIONERS INC.

                                              By:
                                                 ------------------------------
                                              Name:
                                              Title:

                                                   UNITED STATIONERS SUPPLY CO.

                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

                                              ----------------------------------
                                              [EXECUTIVE]

                                               /s/ Vicki L. Schwarz
                                               -------------------------------
                                               [SPOUSE]